EXHIBIT 10.05



                             DISTRIBUTION AGREEMENT


                  THIS DISTRIBUTION AGREEMENT (this "Agreement"), made as of this 31st day of August, 1998 by and among SYRACUSE HILTON HEAD HOLDINGS, L.P., a Delaware limited partnership ("SHHH"), ADELPHIA COMMUNICATIONS CORPORATION, a Delaware corporation ("Adelphia") and SHHH ACQUISITION CORP., a Delaware corporation ("ACC Subsidiary").



                                   WITNESSETH:

                  WHEREAS, Adelphia is the Class B Limited Partner in SHHH under that certain Amended and Restated Partnership Agreement of SHHH dated as of December 31, 1991, as amended (the "Partnership Agreement");

                  WHEREAS, TCID-SVHH, Inc., a Delaware corporation ("TCID-SVHH"), is the Class A Limited Partner in SHHH under the Partnership Agreement;

                  WHEREAS, ACC Subsidiary has agreed to merge with and into TCID-SVHH (the "Merger") pursuant to that Agreement and Plan of Merger by and among TCID-SVHH, ACC Subsidiary, TCI Development Corporation and Adelphia dated as of August 31, 1998 (the "Merger Agreement");

                  WHEREAS, TCID-SVHH will be the surviving entity in the Merger and references herein to ACC Subsidiary herein shall also refer to TCID-SVHH after completion of the Merger;

                  WHEREAS, upon completion of the Merger, ACC Subsidiary will be the Class A Limited Partner in SHHH under the Partnership Agreement;

                  WHEREAS, upon completion of the Merger, Adelphia intends to transfer and assign its Class B Limited Partner Interest in SHHH to ACC Subsidiary; and

                  WHEREAS, Adelphia and ACC Subsidiary desire that SHHH distribute and transfer to ACC Subsidiary the Limited Partner interest in SVHH Cable Acquisition, L.P. (the "SVHH Limited Partner Interest") under that certain Third Amended and Restated Limited Partnership Agreement dated as of December 31, 1991, as amended (the "SVHH Partnership Agreement") that is currently held by Hilton Head Communications, L.P., a Delaware limited partnership ("HHC"), in exchange for ACC Subsidiary's surrender and release to, and the redemption and cancellation by, SHHH of the Class A and Class B Limited Partner Interests in SHHH (the "SHHH Limited Partner Interests").

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties, covenants and promises contained herein, and intending to be legally

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bound hereby, the parties hereto represent, warrant, covenant and agree as follows:



                                    ARTICLE I

                DISTRIBUTION AND TRANSFER OF SVHH LIMITED PARTNER
         INTEREST 1.1 Transfer of SVHH Limited Partner Interest.
                           (a)      At the Closing (as defined below), SHHH
shall distribute, convey, transfer and assign to ACC Subsidiary and ACC Subsidiary shall accept and acquire from SHHH, the SVHH Limited Partner Interest free and clear of any and all liens, encumbrances, pledges, charges or restrictions of any nature except for restrictions arising under the SVHH Partnership Agreement.
                           (b)      At the Closing, SHHH shall deliver to ACC
Subsidiary such assignments and other good and sufficient instruments of transfer and conveyance as shall be reasonably deemed necessary or appropriate by ACC Subsidiary to vest in or confirm to ACC Subsidiary good and valid title to the SVHH Limited Partner Interest.
         1.2      Transfer Taxes.
                           SHHH shall pay all stamp, sales, income, realty
transfer or other taxes, federal, state or local, imposed on SHHH, and ACC Subsidiary shall pay all such taxes imposed on ACC Subsidiary, in respect of any and all transfers pursuant to the terms of this Agreement, notwithstanding the fact that one party may act as agent for the other party in the collection and remittance of any such taxes.
         1.3      Effect of Transfer.
                           The parties hereto acknowledge and agree that they
shall, for accounting purposes only, treat the transfer and distribution of the SVHH Limited Partner Interest hereunder as effective July 1, 1998.



                                   ARTICLE II

                            REDEMPTION AND ADJUSTMENT
         2.1      Redemption.
                           At the Closing, as consideration for the
distribution, assignment and transfer of the SVHH Limited Partner Interest, ACC Subsidiary shall withdraw as a Limited Partner and remit and assign to SHHH for redemption and cancellation, all of ACC Subsidiary's right, title and interest as a Class A and Class B Limited Partner of SHHH, and SHHH hereby shall receive, accept and so cancel the SHHH Limited Partner Interests.

         2.2      Adjustment.

                           At the Closing, all of the interests of the remaining
partners immediately after the Closing shall be adjusted to reflect the redemption and cancellation of the SHHH Limited Partner Interests.

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                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF SHHH
                  SHHH represents and warrants to ACC Subsidiary that the following statements are true and correct as of the date hereof and will also be true and correct on the Closing Date (as hereinafter defined) as follows:
         3.1      Organization.
                           SHHH is a limited partnership, duly organized,
validly existing and in good standing under the laws of the State of Delaware with full partnership power and authority to engage in its business and operations, to continue such business and operations as conducted at present, to enter into this Agreement and perform the terms of this Agreement. SHHH is duly qualified to conduct business and is in good standing in those jurisdictions where the conduct of its business or the nature of its assets makes such qualification necessary.
         3.2      Authorization of Agreement.
                           SHHH and all of its partners (other than TCID-SVHH,
Inc.) have taken all necessary action to authorize and approve this Agreement, the consummation of the transactions contemplated hereby and the performance by SHHH of all of the terms and conditions hereof on its part to be performed. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment and compliance with the terms and conditions hereof do not and will not: (a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to SHHH;
(b) conflict with, result in a breach of or constitute a default under the Partnership Agreement or Certificate of SHHH or any other agreement or instrument to which SHHH is a party or by which SHHH is bound; (c) create or impose any lien, charge, encumbrance, or restriction upon the SVHH Limited Partner Interest or the Systems (as hereinafter defined) in contravention of any agreement or instrument to which SHHH is a party or by which SHHH is bound; and
(d) create a right in any person to accelerate payment of the principal of any indebtedness due from SHHH nor increase the amount of any interest over that therefore payable in respect thereof. This Agreement has been duly authorized, executed and delivered by SHHH and constitutes a legal, valid and binding obligation of SHHH. All of the approvals and consents required for SHHH to consummate the transactions contemplated hereby have been obtained except for
(i) any filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the consent of the Class A Limited Partner which shall be obtained upon completion of the Merger, (iii) any consent or approval under that certain Credit Agreement dated December 27, 1994, among HHC as borrower, the Lenders from time to time parties thereto, Canadian Imperial Bank of Commerce, acting through its New York agency ("CIBC-NYA") and The Toronto-Dominion Bank ("TD") as Managing Agents, CIBC-NYA, as Documentation Agent, TD, as Syndication Agent, First Union National Bank of North Carolina and Societe Generale, as Agents, Credit Lyonnais, as Co-Agent and CIBC-NYA, as Administrative gent (as the same may be hereafter supplemented, replaced, modified or amended from time to time (the "HHC Credit Agreement").
         3.3      Title to SVHH Limited Partner Interest.
SHHH will have on the Closing Date good and valid title to the SVHH Limited Partner Interest, and SHHH has full power, authority and the absolute right to transfer the SVHH Limited Partner Interest free and clear of any and all liens, charges, pledges, encumbrances or restrictions of any nature except for restrictions arising under the SVHH Partnership Agreement. The

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SVHH Limited Partner Interest represents the only limited partner interest in
SVHH and SVHH Holdings, Inc. holds the only general partner interest in SVHH.
         3.4      Litigation.
                           There is no litigation, at law or in equity, nor any
proceedings before any commission or other governmental authority, pending, or to the best of SHHH's knowledge, threatened against SHHH which would prevent or restrict SHHH's right or ability to consummate the transfer of the SVHH Limited Partner Interest or the other transactions as contemplated herein.
         3.5      SVHH Systems.
                           At the Closing Date, SVHH will own good and
marketable title to the cable televisions systems operating in Virginia and North Carolina (the "Systems"). As of June 30, 1998, the Systems had 32,290 Equivalent Basic Subscribers and, as of the Closing Date, there shall not be less than 32,290 Equivalent Basic Subscribers. The term "Equivalent Basic Subscribers" shall mean the number obtained by adding (i) the number of first outlet residential subscribers for basic CATV service of Systems who have made at least one monthly payment for service at the normal monthly rate for basic service, to (ii) the result obtained by dividing the aggregate of the gross monthly billing from bulk subscribers who have made at least one monthly payment for service at the normal monthly rate by $11.95.



                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF ACC
                  SUBSIDIARY ACC Subsidiary represents and warrants to SHHH that the following statements are true and correct as of the date hereof and will also be true and correct, as of the Closing Date, as follows:
         4.1      Organization.
                           ACC Subsidiary is a corporation, duly organized,
validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to engage in its business and operations, to continue such business and operations as conducted at present, to enter into this Agreement and perform the terms of this Agreement. ACC Subsidiary is duly qualified to conduct business and is in good standing in those jurisdictions where the conduct of its business or the nature of its assets makes such qualification necessary.
         4.2      Authorization of Agreement.
                           ACC Subsidiary has taken all necessary action to
authorize and approve this Agreement, the consummation of the transactions contemplated hereby and the performance by ACC Subsidiary of all of the terms and conditions hereof on its part to be performed. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment and compliance with the terms and conditions hereof do not and will not: (a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to ACC Subsidiary, or (b) conflict with, result in a breach of or constitute a default under the Articles of Incorporation or Bylaws of ACC Subsidiary or any other agreement or instrument to which ACC Subsidiary is a party or by which it is bound, (c) create or impose any lien, charge, encumbrance, or restriction upon the SHHH Limited Partner Interests in contravention of any agreement or instrument to which ACC Subsidiary is a party or by which ACC Subsidiary is bound; and (d) create a right in

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any person to accelerate payment of the principal of any indebtedness due from
ACC Subsidiary nor increase the amount of any interest over that theretofore payable in respect thereof. This Agreement has been duly authorized, executed and delivered by ACC Subsidiary and constitutes a legal, valid and binding obligation of ACC Subsidiary. All of the approvals and consents required for ACC Subsidiary to consummate the transaction contemplated hereby have been obtained.
         4.3      Title to Interests.
                           ACC Subsidiary will have on the Closing Date good and
valid title to the SHHH Limited Partner Interests, and ACC Subsidiary has full power, authority and the absolute right to transfer the SHHH Limited Partner Interests free and clear of any and all liens, charges, pledges, encumbrances or restrictions of any nature except for restrictions arising under the SHHH Partnership Agreement.
         4.4      Litigation.
                           There is no litigation, at law or in equity, or any
proceedings before any commission or other governmental authority, pending or, to the best knowledge of ACC Subsidiary, threatened against ACC Subsidiary which would prevent or restrict ACC Subsidiary's right or ability to consummate the transfer and redemption of ACC Subsidiary's Limited Partner interests in SHHH or the other transactions contemplated herein.

                                   ARTICLE V

              CONDUCT OF BUSINESS PENDING CLOSING; HSR ACT FILING

         5.1      Maintenance of Business.

                           SHHH covenants and agrees with Adelphia and ACC
Subsidiary that from the date hereof to and including the Closing Date it shall cause SVHH to continue to operate the Systems, maintain the assets and properties of the Systems and to keep all of its business books, records and files, all in the ordinary course of business in accordance with past practices consistently applied. SHHH shall not permit SVHH to sell, transfer or assign any assets except in the ordinary course of business and for full and fair value and except for the distribution of the Hilton Head, South Carolina cable television system to HHC.

         5.2      Consummation of Agreement.

                           Each of SHHH and Adelphia and ACC Subsidiary shall
use its commercially reasonable efforts to perform and fulfill all obligations and conditions on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

         5.3      HSR Act Filing.

                           The parties shall cooperate with each other to file a
notification and report form with the Pre-Merger Notification Office of the Federal Trade Commission and with the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, and the rules and regulations thereunder (collectively, the "HSR Act"). The costs of such filing will be paid equally by SHHH and ACC Subsidiary.

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         5.4      Transfers Prior to Closing.

                           Prior to the Closing Date, (i) SVHH shall transfer
and distribute the Hilton Head, South Carolina cable television system assets to Hilton Head Communications, L.P.; and (ii) Hilton Head Communications, L.P. shall transfer and distribute the SVHH Limited Partner Interest to SHHH.

                                   ARTICLE VI

               CONDITIONS TO CLOSING - ADELPHIA AND ACC SUBSIDIARY

         6.1 Conditions to Obligations of Adelphia and ACC Subsidiary.

                  The obligations of Adelphia and ACC Subsidiary to consummate the transfer and redemption of the SHHH Partnership Interests at Closing shall be subject to the satisfaction of the following conditions precedent, except to the extent waived by Adelphia and ACC Subsidiary in writing:

                           (a)      All of the representations and warranties of
SHHH contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time; SHHH shall have performed and be in compliance in all material respects with all of the covenants, agreements, terms and provisions set forth herein on its part to be observed or performed, and no event which would constitute a breach of the terms of this Agreement on the part of SHHH shall have occurred and be continuing at the Closing Date.

                           (b)      SHHH shall have executed and delivered to
Adelphia and ACC Subsidiary on the Closing Date a Certificate, dated that date, in form and substance reasonably satisfactory to Adelphia and ACC Subsidiary to the effect that the conditions set forth in each of the provisions of Section 6.1(a) of this Agreement have been satisfied in full.

                           (c)      All documents and other items required to be
delivered hereunder to Adelphia and ACC Subsidiary at or prior to Closing shall have been delivered or shall be tendered at the Closing.

                           (d)      On the Closing Date, no suit, action or
other proceeding shall be pending or threatened before any court or other governmental agency against SHHH or Adelphia or ACC Subsidiary in which the consummation of the transactions contemplated by this Agreement are sought to be enjoined.

                           (e)      All notification and report forms required
to be filed on behalf of the parties to this Agreement with the FTC and the DOJ under the HSR Act and rules thereunder shall have been filed, and the waiting period required to expire under the HSR Act and rules thereunder, including any extension thereof, shall have expired or early termination of the waiting period shall have been granted.

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                           (f)      The Merger shall have been completed in
accordance with the Merger Agreement.

                           (g)      Adelphia or its designee shall have acquired
all of the outstanding capital stock of SVHH Holdings, Inc.

                           (h) SVHH shall have distributed the Hilton Head,
South Carolina cable television system assets to HHC.

                           (i)      The consents and approvals set forth in
Section 3.2 hereof shall have been obtained.

                           (j)      Adelphia and ACC Subsidiary shall have
received a fairness opinion from Daniels & Associates, Inc. as to the transactions contemplated hereby which shall be acceptable to Adelphia and ACC Subsidiary.

                                   ARTICLE VII

                          CONDITIONS TO CLOSING - SHHH

         7.1      Conditions to Obligations of SHHH.

                  The obligations of SHHH to consummate the transfer of the SVHH Partnership Interest at Closing shall be subject to the satisfaction of the following conditions precedent, except to the extent waived by Adelphia and ACC Subsidiary in writing:

                           (a)      All of the representations and warranties of
ACC Subsidiary contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time, and ACC Subsidiary shall be in compliance in all material respects with all of the covenants, agreements, terms and provisions set forth herein on its part to be observed and performed, and no event which would constitute a breach of the terms of this Agreement on the part of ACC Subsidiary shall have occurred and be continuing at the Closing Date.

                           (b)      ACC Subsidiary shall have executed and
delivered to SHHH on the Closing Date a Certificate, dated that date, in form and substance reasonably satisfactory to SHHH to the effect that the conditions set forth in each of the provisions of Section 7.1(a) of this Agreement have been satisfied in full.

                           (c)      On the Closing Date, no suit, action or
other proceeding shall be pending or threatened before any court or other governmental agency against SHHH or Adelphia or ACC Subsidiary in which the consummation of the transactions contemplated by this Agreement are sought to be enjoined.

                           (d)      All notification and report forms required
to be filed on behalf of the parties to this Agreement with the FTC and the DOJ under the HSR Act and rules thereunder shall have been filed, and the waiting period required to expire under the HSR Act and rules

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thereunder, including any extension thereof, shall have expired or early termination of the waiting period shall have been granted.

                           (e)      The Merger shall have been completed in
accordance with the Merger Agreement.

                           (f) SVHH shall have distributed the Hilton Head,
South Carolina cable television system assets to HHC.

                           (g)      The consents and approvals set forth in
Section 3.2 hereof shall have been obtained.



                                  ARTICLE VIII

                                     CLOSING
         8.1      Date and Location.
                           The consummation of the transfer of the SVHH Limited
Partner Interest and the transfer and redemption of SHHH Limited Partner Interests shall constitute the "Closing". Unless otherwise mutually agreed to by the parties, the Closing shall take place at 10:00 a.m., local time, at the offices of Buchanan Ingersoll Professional Corporation, 301 Grant Street, 20th Floor, Pittsburgh, PA 15219. The parties agree to close the transactions contemplated by this Agreement within five (5) days after all of the conditions to Closing have been satisfied or waived, whichever shall later occur, which specified date and time shall constitute the "Closing Date". The effective date of the withdrawal of ACC Subsidiary and redemption and cancellation of the SHHH Limited Partner Interests, and the distribution of the SVHH Limited Partner Interest shall be at the close of business on the Closing Date. Notwithstanding the foregoing, this Agreement may be terminated pursuant to Section 9.4 hereof if the Closing has not occurred by December 31, 1998.
         8.2      Actions to be taken by SHHH at Closing.
                           At Closing, SHHH shall take all actions required to
be taken hereunder and SHHH shall deliver to ACC Subsidiary:
                           (a)      such assignments and other good and
sufficient instruments of transfer and conveyance as shall be reasonably deemed necessary or appropriate by ACC Subsidiary to vest in or confirm to ACC Subsidiary good and valid title to the SVHH Limited Partner Interest;
                           (b)      all of the approvals and consents required
hereunder of all necessary parties and governmental authorities to the distribution, transfer and assignment of the SVHH Limited Partner Interest, the withdrawal of ACC Subsidiary and redemption by SHHH, and the consummation of the transactions contemplated hereunder; and
                           (c)      such other documents and certificates as
required to be delivered hereunder.
         8.3      Actions to be taken by ACC Subsidiary at Closing.
                           At Closing, ACC Subsidiary shall take all actions
required to be taken hereunder and shall deliver, or cause to be delivered, to
SHHH:
                           (a)      all of the approvals and consents required
hereunder of all necessary parties and governmental authorities to the transfer and assignment of the SHHH Limited Partner

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Interests, the withdrawal of ACC Subsidiary and redemption by SHHH of the SHHH
Limited Partner Interests, and the consummation of the transactions contemplated hereunder; and
                           (b)      such documents and certificates required to
be delivered hereunder or reasonably deemed necessary or appropriate by SHHH.
         8.4      Net Liabilities of SVHH.
                           SHHH hereby represents, warrants and covenants to ACC
Subsidiary that on the Closing Date the Net Liabilities of SVHH (as defined below) will be equal to $14,845,000. The term "Net Liabilities of SVHH" shall mean the number equal to (x) the sum of the total liabilities of SVHH (as defined and determined in accordance with GAAP) on the Closing Date less (y) the sum of the current assets of SVHH (as defined and determined in accordance with GAAP, except that inventory shall not be included as a current asset) on the Closing Date.
                           On or before 90 days after the Closing Date, SHHH
shall deliver to ACC Subsidiary a final calculation of the Net Liabilities of SVHH calculated as of the Closing Date (the "Final Calculation"), together with such supporting documentation as ACC Subsidiary may reasonably request. Should ACC Subsidiary dispute SHHH's Final Calculation, ACC Subsidiary shall promptly, but in no event later than 60 days after receipt of the Final Calculation (the "Grace Period"), deliver to SHHH written notice describing in reasonable detail the dispute, together with ACC Subsidiary's determination as to the Final Calculation in reasonable detail. If the dispute is not resolved by the parties within 20 days from the date of receipt by SHHH of written notice from ACC Subsidiary, the parties agree to engage promptly the Pittsburgh, Pennsylvania office of Price Waterhouse or, if unavailable, another "big five" accounting firm mutually acceptable to ACC Subsidiary and SHHH (the "Independent Accountant"), to resolve the dispute within 30 days after such engagement. The Independent Accountant's determination shall be final and binding on the parties. All fees and costs of the Independent Accountant shall be borne pro rata by SHHH and ACC Subsidiary in proportion to the difference between the Independent Accountant's determination of the Net Liabilities of SVHH on the Closing Date and each of SHHH's and ACC Subsidiary's determination of the Net Liabilities of SVHH on the Closing Date. ACC Subsidiary shall not dispute SHHH's Final Calculation unless SHHH's computation of the Net Liabilities of SVHH on the Closing Date differs from ACC Subsidiary's computation by more than $1,000.00. If ACC Subsidiary fails to notify SHHH prior to the expiration of the Grace Period that it disputes SHHH's Final Calculation, SHHH's Final Calculation shall be deemed to be accepted by ACC Subsidiary and shall be final and binding on the parties.
                           Upon the final and binding determination of the Net
Liabilities of SVHH on the Closing Date, (i) if the Net Liabilities of SVHH on the Closing Date are less than $14,845,000, SHHH and ACC Subsidiary shall cause SVHH to assume additional liabilities in an amount equal to such difference and
(ii) if the Net Liabilities of SVHH on the Closing Date are greater than $14,845,000, SHHH and ACC Subsidiary shall cause SHHH to assume liabilities of SVHH in an amount equal to such difference.





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                                   ARTICLE IX

                                   TERMINATION


         9.1      Termination by Mutual Agreement.
                           This Agreement may be terminated prior to Closing by
mutual written agreement of Adelphia and ACC Subsidiary and SHHH. In such event, this Agreement shall terminate and neither Adelphia and ACC Subsidiary nor SHHH shall have any further obligation or liability to the other hereunder, except that Section 13.6 of the Agreement shall survive and continue in full force and effect notwithstanding such termination.
         9.2      Adelphia's and ACC Subsidiary's Default.
                           In the event that the transactions contemplated by
this Agreement are not consummated on the Closing Date (if and as extended) due to Adelphia's or ACC Subsidiary's failure or refusal to close, and all of the conditions specified in Article VI shall have been satisfied, SHHH shall be entitled to pursue any and all of its equitable and legal causes of action against Adelphia and ACC Subsidiary.
         9.3      SHHH's Default.
                           In the event that the transactions contemplated by
this Agreement are not consummated on the Closing Date (if and as extended) due to SHHH's failure or refusal to close and all of the conditions specified in
Article VII shall have been satisfied, Adelphia and ACC Subsidiary shall be entitled to pursue any and all of its equitable and legal causes of action against SHHH.
         9.4      Termination by Adelphia and ACC Subsidiary or SHHH.
                           This Agreement may be terminated by Adelphia and ACC
Subsidiary or SHHH at any time after December 31, 1998 (the "Termination Date") in the event that any condition set forth in Articles VI or VII hereof has not been satisfied or tendered by the party owing performance or waived by the party for whose benefit the condition is intended, and upon such termination, and unless due to a default under Section 9.2 or 9.3, neither Adelphia or ACC Subsidiary nor SHHH shall have any further obligation or liability to the other hereunder, except that Section 13.6 of this Agreement shall survive and continue in full force and effect notwithstanding such termination.



                                    ARTICLE X

                                     NOTICE
         10.1     Addresses for Notice.
                           All notices and other communications hereunder shall
be in writing and deemed to have been duly given if: (a) mailed, first class, registered or certified mail, return receipt requested, postage prepaid; (b) delivered by courier or overnight courier providing written evidence of receipt for hand delivery; or (c) transmitted via telecopy:

                           To SHHH:

                           Syracuse Hilton Head Holdings, L.P.
                           Main at Water Street
                           Coudersport, PA  16915
                           Attention:  James M. Kane
                           Fax:  814-274-7098


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                                    With a copy to:

                                    Colin Higgin, Esquire
                                    Main at Water Street
                                    Coudersport, PA  16915
                                    Fax:  814-274-6586

                           To Adelphia and ACC Subsidiary:

                           Adelphia Communications Corporation
                           Main at Water Street
                           Coudersport, PA  16915
                           Attention:  James M. Kane
                           Fax:  814-274-7098

                                    With copies to:

                                    Colin Higgin, Esquire
                                    Main at Water Street
                                    Coudersport, PA  16915
                                    Fax:  814-274-6586

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                                    and

                                    Bruce I. Booken, Esquire
                                    Buchanan Ingersoll Professional Corporation
                                    301 Grant Street
                                    One Oxford Centre, 20th Floor
                                    Pittsburgh, PA  15219
                                    Fax:  412-562-1041

                  Any party to this Agreement may change the address of the party to which all communications and notices may be sent hereunder by addressing notices of such change in the manner provided.

         10.2     Effectiveness of Notice.

                           Notice shall be deemed received the same day (when
delivered personally), three (3) days after mailing (when sent by registered or certified mail), and the next business day (when sent by facsimile transmission or when delivered by overnight courier. Any party to this Agreement may change the address of the party to which all communications and notices may be sent hereunder by addressing notices of such change in the manner provided.




                                   ARTICLE XI

                                   ARBITRATION
                  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the Commonwealth of Pennsylvania, in accordance with articles of the American Arbitration Association for Commercial Arbitration, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction therefor.



                                   ARTICLE XII

                                 LAWS GOVERNING
                  The construction and interpretation of this Agreement and the rights of the parties shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws provisions.





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                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1     Survival of Representations and Warranties.
                           SHHH and ACC Subsidiary acknowledge that the
representations, warranties, covenants and agreements of SHHH and ACC Subsidiary contained in this Agreement form an integral part of the consideration given to ACC Subsidiary and to SHHH, without which ACC Subsidiary would be unwilling to accept and receive the distribution, assignment and conveyance of the SVHH Limited Partner Interest, and SHHH would be unwilling to distribute, assign and transfer, the SVHH Limited Partner Interest. Notwithstanding any investigation and review made by SHHH or ACC Subsidiary pursuant to this Agreement, SHHH and ACC Subsidiary agree that all of the representations, warranties, covenants and agreements of SHHH and ACC Subsidiary contained in this Agreement or in any exhibit, statement, report, certificate or other document or instrument required to be delivered pursuant to this Agreement shall survive the making of this Agreement, any investigation or review made by or on behalf of the parties hereto and the Closing hereunder; provided that the representations and warranties contained in this Agreement shall expire and be extinguished one year after the Closing Date except for representations and warranties relating to title and ownership, which shall survive forever.
         13.2     Counterparts.
                           This Agreement may be executed in one or more
counterparts, all of which taken together shall constitute one instrument.
         13.3     Assignment.
                           This Agreement may not be assigned by any party
hereto without the prior written consent of the other parties; provided, however, that ACC Subsidiary may assign this Agreement to one of its subsidiaries or other affiliates.
         13.4     Entire Agreement.
                           This Agreement is an integrated document, contains
the entire agreement between the parties, wholly cancels, terminates and supersedes any and all previous and/or contemporaneous oral agreements, negotiations, commitments and writings between the parties hereto with respect to such subject matter. No change, modification, extension, termination, notice of termination, discharge, abandonment or waiver of this Agreement or any of the provisions hereof, nor any representation, promise or condition relating to this Agreement, shall be binding upon the parties hereto unless made in writing and signed by the parties hereto.
         13.5     Captions.
                           The captions of Sections hereof are for convenience
only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.
         13.6     Expenses.
                           Except as otherwise expressly provided herein, SHHH
and ACC Subsidiary each will pay all costs and expenses, including any and all legal and accounting fees, of its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with.
         13.7     Further Assurances.
                           The parties agree to execute, acknowledge, deliver
and file, or cause to be executed, acknowledged, delivered and filed, all further instruments, agreements or documents as may be necessary to consummate the transactions provided for in this Agreement and to do all further acts necessary to carry out the purpose and intent of this Agreement.
         13.8     No Waiver.
                           No term or condition of this Agreement shall be
deemed to have been waived,

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nor shall there be any estoppel against the enforcement of any provision of this
Agreement, except by written instrument of the party charged with the waiver or estoppel. No written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of the term or condition for the future or as to any act other than that specifically waived. The waiver by any party of any other party's breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, and the failure of any party to exercise any right or remedy shall not operate or be construed as a waiver or bar to the exercise of such right or remedy upon the occurrence of any subsequent breach. No delay on the part of a party in exercising a right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of a party of a right, power or privilege, or a single or partial exercise of a right, power or privilege, shall preclude further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of this Agreement are cumulative and are not exclusive of the rights or remedies that a party may otherwise have at law or in equity.
         13.9     Severability.
                           If any one or more of the provisions of this
Agreement is held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision which comes closest to the intent of the parties.
         13.10    Binding Effect.
                           This Agreement shall be for the benefit of, and shall
be binding upon, the parties and their respective heirs, personal representatives, executors, legal representatives, successors and permitted assigns.

                  [Remainder of Page Intentionally Left Blank]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their duly authorized corporate officers on the day and year first above written.

                                     SYRACUSE HILTON HEAD HOLDINGS, L.P.

                                     By:  Doris Holdings, L.P., General Partner
                                     By:  Eleni Acquisition, Inc.

                                     By: /s/ Michael J. Rigas
                                     Title: Executive Vice President

                                     ADELPHIA COMMUNICATIONS CORPORATION

                                     By: /s/ Michael J. Rigas
                                     Title: Executive Vice President

                                     SHHH ACQUISITION CORPORATION

                                     By: /s/ Michael J. Rigas
                                     Title:Executive Vice President



                                                     - 15 -


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                                 ACKNOWLEDGMENT


         The undersigned hereby acknowledge that certain actions are required to be taken pursuant to Section 5.4 of the foregoing Agreement and hereby agree to take such actions in order to effectuate the terms and provisions of such
Section 5.4.

                                      HILTON HEAD COMMUNICATIONS, L.P.
                                      By:  NCAA Holdings, Inc., General Partner


                                      By: /s/ Michael J. Rigas
                                      Title: Executive Vice President


                                      SVHH CABLE ACQUISITION, L.P.
                                      By: SVHH Holdings, Inc., General Partner


                                      By: /s/ Michael J. Rigas
                                      Title: Executive Vice President







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